Exhibit 99.1

Contact: Peter G. Wiese, EVP & CFO, (530) 898-0300
For Immediate Release

TRICO BANCSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

CHICO, CA – (May 22, 2026) – The Board of Directors of TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, declared a quarterly cash dividend of $0.36 (thirty-six cents) per share on its common stock, no par value, on May 21, 2026. The dividend is payable on June 26, 2026, to holders of record as of June 5, 2026, and represents the 147th consecutive quarterly cash dividend paid to shareholders.

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, with assets of nearly $10 billion and 50 years of financial stability. Tri Counties Bank is dedicated to providing exceptional service for individuals and businesses throughout California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by Tri Counties Advisors through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.